     As filed with the Securities and Exchange Commission on June 24, 1998

                                                    Registration No. 333-42145
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                          THE A CONSULTING TEAM, INC.
              (Exact name of issuer as specified in its charter)

            New York                                         13-3169913
(State or other jurisdiction of                           (I.R.S. employer
 incorporation or organization)                          identification no.)

                            200 Park Avenue South,
                           New York, New York 10003
                   (Address of principal executive offices)

                          THE A CONSULTING TEAM, INC.
                       1997 STOCK OPTION AND AWARD PLAN
                           (Full title of the plan)

                                Shmuel BenTov
                            Chief Executive Officer
                          The A Consulting Team, Inc.
                             200 Park Avenue South
                              New York, NY 10003
                                (212) 979-8228
           (Name, address and telephone number of agent for service)

                                  Copies to:
                           Lawrence B. Fisher, Esq.
                      Orrick, Herrington & Sutcliffe LLP
                               666 Fifth Avenue
                              New York, NY 10103

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
Title of                                          Proposed Maximum          Proposed Maximum       Amount of
Securities                  Amount to be          Offering Price Per        Aggregate              Registration
to be Registered            Registered            Share*                    Offering Price*        Fee
----------------------      ----------------      --------------------      ------------------     --------------
Common Stock and            300,000 shares        $ 10.9375                  $ 3,281,250            $ 967.97
Options to Purchase
Common Stock
=================================================================================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The price per share is estimated to be $10.938, based on the average of the high and low prices for the Common Stock on June 22, 1998 as reported on the NASDAQ National Market.


------------------------------------------------------------------------------

        REGISTRATION OF SHARES FOR ISSUANCE UNDER THE REGISTRANT'S 1997
                          STOCK OPTION AND AWARD PLAN


         Effective as of June 1, 1998, the registrant amended its 1997 Stock Option and Award Plan to increase the number of shares available for issuance thereunder by 300,000 shares. This Post-Effective Amendment No. 1 to the registrant's Registration Statement on Form S-8 (Commission File No. 333-42145) is filed to make available for issuance under the registrant's 1997 Stock Option and Award Plan the 300,000 additional shares.

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents are incorporated by reference in this registration statement: (i) The A Consulting Team, Inc.'s (the "Company") latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the latest prospectus filed pursuant to Rule 424(b)(2) under Securities Act of 1933, as amended (the "Securities Act") that contains audited financial statements of the Company's latest fiscal years for which such statements have been filed;
(ii) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's latest annual report; and (iii) the description of the Company's common stock set forth in the Company's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


         ITEM 4.  DESCRIPTION OF SECURITIES


         Inapplicable.


         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL


         Inapplicable.


         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


         In accordance with Article Seventh of the Company's Certificate of Incorporation and Article VI of the Company's By-Laws, the Company shall indemnify any officer or director (including officers and directors serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the Company's request) made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she was serving in any of those capacities against judgements, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred as a result of such action or proceeding. These provisions are intended to allow the Company's directors and officers the benefit of all applicable sections of the New York Business Corporation Law which permit a New York corporation to indemnify its directors or officers against any judgement, fines and amounts paid in settlement and reasonable expenses if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the Company.


         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED


         Inapplicable.

         ITEM 8.  EXHIBITS


         4.1 Amendment No. 1 to The A Consulting Team, Inc. 1997 Stock Option and Award Plan.


         4.2 The A Consulting Team, Inc. 1997 Stock Option and Award Plan (incorporated by reference to Exhibit 4.1 of the Registrant's Form S-8 (File No. 333-42145).


         4.3 Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 4.2 of the Registrant's Form S-8 (File No. 333-42145).


         5.1 Opinion of Orrick, Herrington & Sutcliffe LLP.


         23.1 Consent of Ernst & Young LLP.


         23.2 Consent of Orrick, Herrington & Sutcliffe LLP is contained in
Exhibit 5.1 to this Registration Statement.


         ITEM 9.  UNDERTAKINGS


         (a) The undersigned registrant hereby undertakes:


                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:


                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 18 of June 1998.


THE A CONSULTING TEAM, INC.



/s/ Shmuel BenTov
-------------------------------------
Shmuel BenTov
Chief Executive Officer and President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                 Title                                  Date

          /s/ Shmuel BenTov                   Director, Chief Executive                      June 18, 1998
-------------------------------------         Officer and President (Principal
              Shmuel BenTov                   Executive Officer)

                                              Director, Treasurer, Chief
         /s/ Frank T. Thoelen                 Financial Officer (Principal                  June 18, 1998
-------------------------------------         Financial and Accounting Officer)
             Frank T. Thoelen                 and Corporate Secretary


         /s/ Reuven Battat                    Director                                       June 18, 1998
-------------------------------------
             Reuven Battat


         /s/ Joseph E. Imholz                 Director                                       June 18, 1998
-------------------------------------
             Joseph E. Imholz


       /s/ Steven S. Mukamal                  Director                                       June 18, 1998
-------------------------------------
           Steven S. Mukamal


                                 EXHIBIT INDEX

         4.1 Amendment No. 1 to The A Consulting Team, Inc. 1997 Stock Option and Award Plan.


         4.2 The A Consulting Team 4, Inc.1997 Stock Option and Award Plan (incorporated by reference to Exhibit 4.1 of the Registrant's Form S-8 (File No. 333-42145).


         4.3 Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 4.2 of the Registrant's Form S-8 (File No. 333-42145).


         5.1 Opinion of Orrick, Herrington & Sutcliffe LLP.


         23.1 Consent of Ernst & Young LLP.


         23.2 Consent of Orrick, Herrington & Sutcliffe LLP is contained in
Exhibit 5.1 to this Registration Statement.